UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2003

Commission File Number 1-5097

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State of Incorporation)	39-0380010 (I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, Wisconsin (Address of principal executive offices)	53201 (Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

ITEM 5    OTHER EVENTS

Attached and incorporated herein by reference as Exhibit 99 is a copy of a press release dated September 15, 2003 reporting that the registrant announced that it has sold a total of $500 million of senior notes in a public offering.

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

99	Press release issued by the registrant on September 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

BY:	/s/ Stephen A. Roell Stephen A. Roell Senior Vice President and Chief Financial Officer

Date: September 16, 2003

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EXHIBIT INDEX

Exhibit No.	Description

99	Press release issued by the registrant on September 15, 2003.

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